Exhibit 107

Calculation of Filing Fee Tables

S-4

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(Form Type)

Pono Capital Three, Inc.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Class A ordinary shares, par value $0.0001 per share	Other	11,500,000	(1)(2)(3)	$10.57	(4)	$121,555,000.00	0.000110200	$13,395.36
	Equity	Warrants to purchase Class A ordinary shares	Other	11,500,000	(1)(2)(5)	$0.05	(6)	—	—	—	(7)
	Equity	Class A ordinary shares, par value $0.0001 per share	Other	9,213,052	(8)	$0.00	(9)	$0.00	$0.00011020	$0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts									$13,395.36
	Total Fees Previously Paid									0
	Total Fee Offsets									0
	Net Fee Due									$13,395.36

(1)	Upon the Closing of the business combination described herein (the “Business Combination”), the name of the registrant will be changed to “New Horizon Aircraft Ltd.” All securities being registered will be issued by New Horizon Aircraft Ltd., a company existing under the laws of the Province of British Columbia, Canada (“New Pono” or “Registrant”). In connection with the Business Combination described in the enclosed proxy statement/prospectus, (a) Pono Capital Three, Inc., a Cayman Islands exempted company (“Pono”) will continue as a company existing under the laws of the Province of British Columbia, Canada (the “SPAC Continuance”), and (b) Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of Pono and Robinson Aircraft Ltd. d/b/a Horizon Aircraft (“Horizon”) will amalgamate, and continue as one company under the laws of British Columbia, which will be a wholly owned subsidiary of New Pono.
(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	Represents the number of Class A ordinary shares (including Class A ordinary shares included in units) issued by Pono, in its initial public offering registered on Form S-1 (SEC File No. 333-268283), which, as a result of the SPAC Continuance and the Business Combination, will automatically be converted by operation of law into New Pono Class A ordinary shares.
(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Global Market on September 11, 2023 in accordance with Rule 457(f)(1).
(5)	Represents the number of redeemable warrants issued by Pono in its initial public offering registered on Form S-1 (SEC File No. 333-268283) (including redeemable warrants included in units), which, as a result of the SPAC Continuance and the Business Combination, will become warrants to acquire the same number of Class A ordinary shares of New Pono at the same price and on the same terms.
(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the redeemable warrants on The Nasdaq Global Market on September 11, 2023 in accordance with Rule 457(f)(1).
(7)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(8)	Relates to Class A ordinary shares of the Registrant issuable upon the Business Combination, involving Registrant and Horizon. The amount of Registrant Class A ordinary shares to be registered is based on the estimated number of Registrant Class A ordinary shares that are expected to be issued pursuant to the Business Combination Agreement.
(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. Horizon is a private company, no market exists for its securities, and Horizon has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of Horizon shares is one-third of the aggregate par value of the Horizon shares expected to be exchanged in the Business Combination.